                                                                   Exhibit 99.3


                              LARSCOM INCORPORATED
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ____________, 2003


      The undersigned hereby appoints Daniel L. Scharre and Donald W. Morgan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Larscom Incorporated which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Larscom Incorporated to be held at Larscom's headquarters, 1845
McCandless Drive, Milpitas, California 95035 on                      , at 9:00
a.m. Pacific Daylight Saving Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 4 AND FOR PROPOSALS 1, 2, 3, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                  DETACH HERE
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
PROPOSAL 1: To approve the issuance of shares of Larscom's common stock to the stockholders of VINA Technologies, Inc. pursuant to the Agreement and Plan of Merger dated March 17, 2003, among Larscom, VINA Technologies, Inc. and London Acquisition Corp., a wholly owned subsidiary of Larscom.

      [ ]   FOR                  [ ]   AGAINST                   [ ]   ABSTAIN

PROPOSAL 2: To approve an amendment to Larscom's certificate of incorporation to reclassify Larscom's two classes of common stock into a single class of common stock.

      [ ]   FOR                  [ ]   AGAINST                   [ ]   ABSTAIN

PROPOSAL 3: To approve an amendment to Larscom's certificate of incorporation to effect a 1-for-5, 1-for-7 or 1-for-10 reverse split of Larscom's common stock, if and as determined by the Larscom Board of Directors at any time prior to Larscom's 2004 Annual Meeting.

      [ ]   FOR                  [ ]   AGAINST                   [ ]   ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 4: To elect six directors to hold office until the next Annual
            Meeting of Stockholders or until their successors are duly elected.

[ ]   FOR all nominees listed             [ ]   WITHHOLD AUTHORITY
      below (except as marked to                to vote for all nominees
      the contrary below).                      listed below.

NOMINEES:   Allen R. Adams, Donald G. Heitt, Lawrence D. Milligan, Richard
            E. Pospisil, Daniel L. Scharre, Desmond P. Wilson III

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

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PROPOSAL 5: To approve an amendment to Larscom's Stock Incentive Plan to allow for grants of stock awards under the Stock Incentive Plan to non-employee directors.

      [ ]   FOR                  [ ]   AGAINST                   [ ]   ABSTAIN

PROPOSAL 6: To ratify Larscom's appointment of PricewaterhouseCoopers LLP to serve as Larscom's independent accountants for the fiscal year ending December 31, 2003.

      [ ]   FOR                  [ ]   AGAINST                   [ ]   ABSTAIN


Dated
      -------------------                 -------------------------------------



                                          -------------------------------------
                                                       SIGNATURE(S)

                                          Please sign exactly as your name
                                          appears hereon. If the stock is
                                          registered in the names of two or more
                                          persons, each should sign. Executors,
                                          administrators, trustees, guardians
                                          and attorneys-in-fact should add their
                                          titles. If signer is a corporation,
                                          please give full corporate name and
                                          have a duly authorized officer sign,
                                          stating title. If signer is a
                                          partnership, please sign in
                                          partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.